EXHIBIT 3(i)(c)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OP INCORPORATION
                                       OF
                                OPTIONABLE, INC.

      The undersigned corporation, Optionable, Inc. (the "Corporation") in order to amend its Certificate of Incorporation, hereby certifies as follows:

      FIRST: The name of the Corporation is:

            OPTIONABLE, INC.

            SECOND: The Corporation hereby amends its Certificate of Incorporation as follows:

            Paragraph 4 of the Certificate of Incorporation, relating to the authorized share issuance of the corporation is hereby amended to read as follows:

            "4. Nurnber of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, $0.000l par value ("Common Stock'). Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                  Each share of Common Stock, $0.0001 par value of the
            Corporation issued and outstanding immediately prior to the effective date of filing of this Certificate of Amendment is hereby reclassified and changed into twenty-five (25) fully paid and nonassessable shares of Common Stock, par value $0.0001 of the Corporation and each holder of record of a certificate for one or more shares of Common Stock, par value $0.0001 of the Corporation as of the close of business on the date this Certificate of Amendment becomes effective shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing twenty five (25) shares of Common Stock, par value $0.0001 of the Corporation, for each share of Common Stock, par value $0.0001 of the Corporation, represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share."

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      THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Section 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 31st day of May, 2000.



                                              OPTIONABLE, INC.


                                              /s/ Daniel Saks
                                              ----------------------
                                              Daniel Saks, President